Ridgewood Renewable Power	Randall D. Holmes
President & CEO

November 13, 2008

TO:	Shareholders of:

● Ridgewood Electric Power Trust V
● The Ridgewood Power Growth Fund
● Ridgewood/Egypt Fund

RE:	Egypt Sale On Hold Pending Renegotiation

Today, we were advised by the prospective purchasers of the Ridgewood Egyptian Operations that they would not proceed to close the sale transaction on the terms and conditions of the Sale and Purchase Agreement that was executed on June 5 and approved by each of the Trusts.  They cited the worldwide deterioration in financial markets and asset values as their reason not to proceed.  However, the purchasers did express an interest in continuing to pursue a sale transaction, albeit on different terms that would include an as yet unspecified lower price.

Under the terms of the existing Sale and Purchase Agreement, either the purchasers or the sellers have a right to terminate the agreement, without liability to the other, if the closing has not occurred by November 14th.  The Escrow Agreement under which the full amount of the agreed purchase price is held is subject to a similar termination right as of November 14th as well.  The Ridgewood parties have been able to satisfy all of the closing conditions applicable to them, including obtaining the approval of the shareholders of Trust V, the Growth Fund and the Ridgewood/Egypt Fund.  The last major condition that remained unsatisfied was the requirement that the sale be approved by the Egyptian governmental agency having jurisdiction over such transactions, and we have been advised that this governmental approval will not be obtained in time to close on or before November 14.

         The parties have worked cooperatively on a wide variety of matters in their attempts to complete the closing requirements of the sale transaction, including extending the termination provisions of the transaction documents three previous times.  Earlier this month, Ridgewood requested another extension in order to allow the last condition—the governmental approval—to be obtained, but this request was denied.

       We have been advised that the purchasers are considering a new proposal, but we have not received any specific terms.  We will consider any such revised proposal, or such other opportunities that may become available, to maximize values for our shareholders.

       As events unfold, we will provide update memos for our shareholders.

                      Sincerely,

Except for historical information, Ridgewood Renewable Power has made statements in this letter that constitute forward-looking statements, as defined by the federal securities laws, including the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties.  Forward-looking statements include statements made regarding events, financial trends, future operating results, financial position, cash flows and other general information concerning possible or assumed future results of operations of the Ridgewood Renewable Power Funds.  You are cautioned that such statements are only predictions, forecasts or estimates of what may occur and are not guarantees of future performance or of the occurrence of events or other factors used to make such predictions, forecasts or estimates.  Actual results may differ materially from those results expressed, implied or inferred from these forward-looking statements and may be worse.  Finally, such statements reflect the Fund’s current views.  The Funds and Ridgewood Renewable Power undertake no obligation to publicly release the results of any revisions to the forward-looking statements made herein to reflect events or circumstances that occur after today or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It

This communication may be deemed solicitation material in respect of the sale of assets of the Funds’ Egypt operations.   Since the sale of the Egypt operations owned in part by Ridgewood Electric Power Trust V and The Ridgewood Growth Fund requiring the approval of the shareholders of these Funds, the Fund(s) may file with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement to be used by the Fund(s) to solicit the approval of its shareholders for such transaction. You are urged to read the proxy statement regarding the transaction, if and when it becomes available, and any other relevant documents filed by the Fund(s) with the SEC, as well as any amendments or supplements to such a proxy statement, because they will contain important information. You can obtain free copies of any such materials (including any proxy statement) filed by the Fund(s) with the SEC, as well as other filings containing information about the Fund(s) at the SEC’s Internet Site (http://www.sec.gov). The Fund(s) will also provide copies of any such proxy statement and other information filed with the SEC to any shareholder, at the actual cost of reproduction, upon written request to Dan Gulino, General Counsel, or via telephone at (201) 447-9000.

Participants in Solicitation

The Funds and their executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies or consents from the Funds’ shareholders with respect to the sale of assets of the Funds’ Egypt operations.  Information regarding the officers and directors of the Funds, including direct or indirect interests in the transaction, by securities holdings or otherwise, will be set forth in a definitive proxy statement that will be filed with the in the event such a transaction requiring shareholder approval were to occur.

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